UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

(Date of earliest event reported): October 6, 2011

IMPERIAL PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-9923	95-3386019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

101 NW First Street, Suite 213

Evansville, IN 47708

(Address of principal executive office and zip code)

(812) 867-1433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 6, 2011, the audit committee of the Board of Directors of Imperial Petroleum, Inc. (the “Company”) concluded that the Company’s consolidated financial statements for the quarters ended January 31, 2011 and April 30, 2011 should be restated because it incorrectly recorded the revenue for the periods in question. The Company concluded that a portion of the revenue should have been deferred and that the associated transactions were incorrectly accounted for under U.S. generally accepted accounting principles (“GAAP”).

The Company has concluded that there were accounting errors with respect to the recognition of revenue associated with certain volumes of biodiesel that were paid for by a customer but not delivered within the periods in questions. For the fiscal year, the volumes in question amount to less than 3% of total sales, however, as a result of the inability of the Company’s old accounting system (which has been replaced) to adequately track sales of biodiesel in real time, certain contract volumes within the quarterly periods, though paid for by the customer, remained undelivered during the period and represent material adjustments to the quarterly financial presentation. These amounts were booked originally as revenue for the period and should have been carried as a liability under customer accounts as other current liabilities, since payment had been received by the Company but the volumes had not been delivered to the customer.

The following tables set forth the effects of the restatement on certain line items within our consolidated balance sheet to each of the quarters ending January 31, 2011 and April 30, 2011 and our consolidated income statement for the quarters ending January 31, 2011 and April 30, 2011.

Consolidated Balance Sheet	As of January 31, 2011
	As Restated	As Previously Filed
Other Current Liabilities	$2,331,223	$1,572,531
TOTAL CURRENT LIABILITIES	24,952,871	24,194,179
Retained Earnings	(27,397,828)	(26,639,136)
TOTAL SHAREHOLDERS’ EQUITY	(14,236,494)	(13,477,802)

Consolidated Income Statement	Three Months Ended January 31, 2011		Six Months Ended January 31, 2011
	As Restated	As Previously Filed	As Restated	As Previously Filed
Revenue	$13,195,287	$13,953,979	29,117,392	29,876,084
Net Income (loss)	(255,821)	502,871	433,552	1,192,244
Basic and diluted income (loss) per share:
Net Income (loss) per share-basic	$(0.011)	0.021	0.019	0.051
Net income (loss) per share diluted	N/A	0.020	0.018	0.049

Consolidated Balance Sheet	As of April 30, 2011
	As Restated	As Previously Filed
Other Current Liabilities	$2,990,003	$136,102
TOTAL CURRENT LIABILITIES	24,484,792	21,630,891
Retained Earnings	(25,029,660)	(22,175,759)
TOTAL SHAREHOLDERS’ EQUITY	(10,877,549)	(8,023,648)

Consolidated Income Statement	Three Months Ended April 30, 2011		Nine Months Ended April 30, 2011
	As Restated	As Previously Filed	As Restated	As Previously Filed
Revenue	$34,477,617	$36,572,826	63,595,009	66,448,910
Net Income (loss)	2,368,168	4,463,377	2,801,720	5,655,621
Basic and diluted income (loss) per share:
Net Income (loss) per share-basic	$0.09	0.17	0.116	0.233
Net income (loss) per share diluted	0.085	0.16	0.109	0.220

The Company’s audit committee has discussed this matter with its independent auditors. The Company intends to file amendments to its Form 10-Qs for the quarterly periods ended January 31, 2011 and April 30, 2011 to reflect the foregoing restatement as promptly as practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Imperial Petroleum, Inc.

By:	/s/ Jeffrey T. Wilson
Title:	Jeffrey T. Wilson President

Dated: October 10, 2011